Exhibit 99.1

Waterloo House, Ground Floor
100 Pitts Bay Road
Pembroke HM 08 Bermuda
archcapgroup.com

PRESS RELEASE

ARCH CAPITAL GROUP LTD.
ANNOUNCES $1.0 BILLION PUBLIC OFFERING OF SENIOR NOTES

PEMBROKE, BERMUDA, June 23, 2020 - Arch Capital Group Ltd. [NASDAQ: ACGL] (the “Company” or “Arch”) announced today the pricing of an offering of $1,000,000,000 aggregate principal amount of 3.635% senior notes due 2050 (the “Notes”). The Company intends to use the net proceeds of this offering for general corporate purposes. The offering is expected to close on June 30, 2020, subject to customary closing conditions.
The offering is being led by Wells Fargo Securities, LLC, as sole structuring agent and joint book-running manager, and BofA Securities, Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Lloyds Securities Inc., as joint book-running managers.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which the offer, solicitation or sale is not permitted. The offering is being made pursuant to the Company’s effective shelf registration statement previously filed with the Securities and Exchange Commission.  This offering may be made only by means of a prospectus, including a preliminary prospectus supplement, forming a part of the effective registration statement.
You may obtain a copy of the preliminary prospectus supplement, the final prospectus supplement, when available, and accompanying prospectus from the Securities and Exchange Commission at www.sec.gov. Alternatively, the underwriters may arrange to send you these documents if you request them by contacting Wells Fargo Securities, LLC toll-free at 1-800-645-3751 or by email at wfscustomerservice@wellsfargo.com; BofA Securities, Inc. toll-free at 1- 800-294-1322 or by email at dg.prospectus_requests@bofa.com; Credit Suisse Securities (USA) LLC toll-free at 1-800-221-1037 or by email at usa.prospectus@credit-suisse.com; J.P. Morgan Securities LLC at 1-212-834-4533; or Lloyds Securities Inc. at 1-212-930-8956 or by email at NALSIBondSyndicate@lbusa.com.
About Arch Capital Group Ltd.
Arch Capital Group Ltd., a Bermuda-based company with approximately $13.10 billion in capital at March 31, 2020, provides insurance, reinsurance and mortgage insurance on a worldwide basis through its wholly owned subsidiaries.
Cautionary Note Regarding Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 (“PSLRA”) provides a “safe harbor” for forward-looking statements. This release or any other written or oral statements made by or on behalf of Arch Capital Group Ltd. and its subsidiaries may include forward−looking statements, which reflect our current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements. Forward-looking statements, for purposes of the PSLRA or otherwise, can generally be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or

“continue” and similar statements of a future or forward-looking nature or their negative or variations or similar terminology.
Forward−looking statements involve our current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: adverse general economic and market conditions; increased competition; pricing and policy term trends; fluctuations in the actions of rating agencies and our ability to maintain and improve our ratings; investment performance; the loss of key personnel; the adequacy of our loss reserves, severity and/or frequency of losses, greater than expected loss ratios and adverse development on claim and/or claim expense liabilities; greater frequency or severity of unpredictable natural and man-made catastrophic events; the effect of contagious diseases (including COVID-19); the impact of acts of terrorism and acts of war; changes in regulations and/or tax laws in the United States or elsewhere; our ability to successfully integrate, establish and maintain operating procedures as well as integrate the businesses we have acquired or may acquire into the existing operations; changes in accounting principles or policies; material differences between actual and expected assessments for guaranty funds and mandatory pooling arrangements; availability and cost to us of reinsurance to manage our gross and net exposures; the failure of others to meet their obligations to us; changes in the method for determining the London Inter-bank Offered Rate (“LIBOR”) and the potential replacement of LIBOR and other factors identified in our filings with the U.S. Securities and Exchange Commission. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. All subsequent written and oral forward−looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to publicly update or revise any forward−looking statement, whether as a result of new information, future events or otherwise.

Contacts

Arch Capital Group Ltd.	Investor Relations
François Morin: (441) 278-9250	Donald Watson: (914) 872-3616; dwatson@archcapservices.com